Exhibit 4.1

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.
CELANESE US HOLDINGS LLC
4.625% SENIOR NOTES DUE 2022

No. 1	$500,000,000

CUSIP No. 15089Q AD6
ISIN No. US15089QAD60
CELANESE US HOLDINGS LLC, a Delaware limited liability company, for value received, promises to pay to Cede & Co., or registered assigns, the principal sum of Five Hundred Million United States Dollars (US$500,000,000) on November 15, 2022.
Interest Payment Dates: March 15 and September 15 and on November 15, 2022.
Regular Record Dates: March 1 and September 1.
Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

CELANESE US HOLDINGS LLC
By:
Name:
Title:

Dated: November 13, 2012

[Global Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.
Dated: November 13, 2012

WELLSFARGO BANK, NATIONAL ASSOCIATION as Trustee
By:
Authorized Officer

[Global Note]

4.625% Senior Note due 2022
1.    Interest
CELANESE US HOLDINGS LLC, a Delaware limited liability company (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer shall pay interest semiannually on March 15 and September 15 of each year, commencing March 15, 2013, and on the final maturity date of the Notes. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from November 13, 2012 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal and premium, if any, at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
2.    Method of Payment
The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 1 or September 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company, the Issuer or any successor depositary. The Issuer will make all payments in respect of a certificated Note (including principal, premium, if any, and interest), at the office of each Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof.
3.    Paying Agent and Registrar
Initially, Wells Fargo Bank, National Association (the “Trustee”), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar without notice. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.
4.    Indenture
The Issuer issued the Notes under an Indenture (the “Base Indenture”), dated as of May 6, 2011, among the Issuer, Celanese Corporation, a Delaware corporation (the “Parent Guarantor”), and the Trustee, as amended with respect to the Notes by the Second Supplemental Indenture dated November 13, 2012 (the “Second Supplemental Indenture”) and, together with the Base Indenture, the “Indenture”), among the Issuer, the guarantors party thereto (the “Guarantors”) and the Trustee, which collectively constitutes the Indenture governing the Notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended as in effect on the date of the Indenture (the “TIA”). The Notes include all terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms and provisions. This Note is one of a series of securities designated as the 4.625% Senior Notes due 2022 of the Issuer. Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.
The aggregate principal amount at maturity of the Notes which may be authenticated and delivered under the Indenture shall be unlimited. In addition, the aggregate principal amount of Securities of any class or series which may be authenticated and delivered under the Indenture shall be unlimited, provided that such Securities shall rank equally with the Notes.
5.    Optional Redemption
The Notes may be redeemed, in whole or in part, at the option of the Issuer upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
6.    Sinking Fund
The Notes are not entitled to the benefit of any mandatory redemption or sinking fund.
7.    Denominations, Transfer, Exchange
The Notes are in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. A registered Holder may transfer or exchange Notes in accordance with the Indenture. Upon any such transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents. No service charge shall be made for any registration of transfer or exchange, but the Issuer or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed.
8.    Persons Deemed Owners
The registered Holder of this Note shall be treated as the owner of it for all purposes.

9.    Unclaimed Money
Subject to any applicable abandoned property law, if money for the payment of principal or interest held by the Trustee or a Paying Agent remains unclaimed for two years, the Trustee or Paying Agent, as applicable, shall pay the money to the Issuer upon written request. Thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.
10.    Discharge and Defeasance
Subject to certain conditions and limitations set forth in the Indenture, the Issuer may terminate some of or all its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Securities for the payment of principal of, premium, if any, and interest, on, the Notes to redemption or maturity, as the case may be.
11.    Modification and Waiver
Subject to certain exceptions set forth in the Indenture, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.
12.    Defaults and Remedies
If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer set forth in the Indenture) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes, in each case, by notice to the Issuer, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.
13.    Trustee Dealings with the Issuer
Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and, subject to the Indenture, may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

14.    Guarantees
The Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
15.    No Recourse Against Others
No director, officer, employee, incorporator or holder of any equity interests in the Issuer or any Guarantor shall have any liability for or any obligations, covenants or agreements of the Issuer or the Guarantors under the Notes or the Indenture or for any claim based thereon or otherwise in respect of, or by reason of, such obligations or their creation. By accepting a Note, each holder expressly waives and releases all such liability. The waiver and release are a condition of, and part of the consideration for, the execution of the Indenture and the issuance of the Notes.
16.    Authentication
This Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the other side of this Note.
17.    Abbreviations
Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).
18.    Governing Law
THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.
19.    CUSIP Number and ISIN
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused the CUSIP number and ISIN to be printed on this Note and has directed the Trustee to use the CUSIP number and ISIN in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such number either as printed on this Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Issuer will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture and a copy of this Note.

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Security to
________________________________________________________________________
(Print or type assignee’s name, address and zip code)
________________________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint ____________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
________________________________________________________________________

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note.)

SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.9 of the Second Supplemental Indenture, check the box: ☐
If your want to have only part of the Note purchased by the Issuer pursuant to Section 4.9 of the Second Supplemental Indenture, state the amount you elect to have purchased:

$
(multiple of $1,000)
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note.)

SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The initial principal amount of this Global Security is Five Hundred Million Dollars ($500,000,000). The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Debt Securities Custodian

NOTATION OF SUBSIDIARY GUARANTEE
Each of the undersigned (the “Subsidiary Guarantors”) hereby jointly and severally unconditionally guarantees, to the extent set forth in the Second Supplemental Indenture and subject to the provisions in the Indenture dated as of May 6, 2011 (the “Base Indenture”), among Celanese US Holdings LLC, a Delaware limited liability company (the “Issuer”), Celanese Corporation, a Delaware corporation and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended with respect to the Notes by the Second Supplemental Indenture dated November 13, 2012 (the “Second Supplemental Indenture”), among the Issuer, the guarantors party thereto (the “Guarantors”) and the Trustee, which collectively constitutes the indenture governing the Debt Securities (the Base Indenture, as amended by the Second Supplemental Indenture, the “Indenture”), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, premium, if any, and, to the extent permitted by law, interest on the Notes, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
The obligations of the Subsidiary Guarantors to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Six of the Second Supplemental Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.
[Signatures on Following Pages]

IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Guarantee to be signed by a duly authorized officer.

CELANESE AMERICAS LLC
By:
Name:
Title:

CELANESE ACETATE LLC
By:
Name:
Title:

CELANESE CHEMICALS, INC.
By:
Name:
Title:

CELANESE FIBERS OPERATIONS LLC
By:
Name:
Title:

CNA HOLDINGS LLC
By:
Name:
Title:

[Notation of Guarantee]

CELANESE INTERNATIONAL CORPORATION
By:
Name:
Title:

CELTRAN, INC.
By:
Name:
Title:

CNA FUNDING LLC
By:
Name:
Title:

KEP AMERICAS ENGINEERING PLASTICS, LLC
By:
Name:
Title:

TICONA FORTRON INC.
By:
Name:
Title:

[Notation of Guarantee]

TICONA POLYMERS, INC.
By:
Name:
Title:

TICONA LLC
By:
Name:
Title:

CELANESE GLOBAL RELOCATION LLC
By:
Name:
Title:

CELANESE LTD.
By:	CELANESE INTERNATIONAL CORPORATION,
its general partner
By:
Name:
Title:

[Notation of Guarantee]

NOTATION OF PARENT GUARANTEE
For value received, the Parent Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the holder of this Security the payment of principal of, premium, if any, and interest on, the Security upon which this Parent Guarantee is set forth in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal, premium, if any, and, to the extent lawful, interest, on such Security, to the holder of such Security and the Trustee on behalf of the Holders, all in accordance with and subject to the terms and limitations of such Security and Article XI of the Base Indenture. This Parent Guarantee will not become effective until the Trustee or authenticating agent duly executes the certificate of authentication on this Security. This Parent Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.
Dated: November 13, 2012

CELANESE CORPORATION
By:
Name:
Title:

[Notation of Parent Guarantee]